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                (LETTERHEAD OF COOPERS & LYBRAND APPEARS HERE)




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of our report dated January 22, 1993 on our audit of Niugini Mining Limited included in Battle Mountain Gold Company's Form 10-K for the year ended December 31, 1992, and to all references to our Firm included in this Registration Statement.




COOPERS & LYBRAND




Sydney, Australia
January 13, 1994